UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2007 (March 26, 2007)

SUNRISE ENERGY RESOURCES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	84-0938688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

551 Fifth Avenue, Suite 2020
New York, New York	10017
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 973-0063

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 26, 2007, Sunrise Energy Resources, Inc. (“Sunrise” or the "Company") issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a promissory note in the face amount of $2,553,125 for gross proceeds of $2,375,000 (the “Note”). The Note bears interest at 7% per annum and matures on December 26, 2007 (“Maturity Date”). Pursuant to the Note, the Company is required to make payments to Dutchess of $20,000 on each monthly anniversary from the date of issuance through July 26, 2007. Thereafter the Company is required to pay Dutchess $515,170.57 on each monthly anniversary until paid in full. The Company may prepay the Note in full within six (6) months of issuance by paying ninety-seven and one-half percent (97.5%) of the balance due on the face amount, without penalty. The Company has also agreed to provide to Dutchess collateral for the Note in the form of forty (40) Put Notices; such Put Notices, which may be held in escrow, are more fully described pursuant to the Company’s Investment Agreement with Dutchess, dated September 7, 2006. The Put Notices are to be submitted to Dutchess only in the event of default as provided in the Note. In the event that the Note is not paid in full by the Maturity Date, then, as liquidated damages, the face amount of the Note shall be increased ten percent (10%) as an initial penalty and an additional two and one-half percent (2.5%) per month for each month until the face amount is paid in full. Further, in the event of default as provided in the Note, Dutchess may elect to, among other things, either switch the Residual Amount (as defined in the Note) to a three-year, eighteen percent (18%) interest bearing convertible debenture at a twenty-five percent (25%) discount to the market during conversion or increase the Payment Amount (as defined in the Note) to fulfill the repayment of the Residual Amount. The Company also issued to Dutchess 50,000 shares of the Company’s restricted common stock.

In connection with the issuance of the Note, the Company executed and delivered to Dutchess a Security Agreement (“Security Agreement”), and its subsidiaries, TOV Energy-Servicing Company Esko Pivnich and Pari, Ltd., executed and delivered a Secured Continuing Unconditional Guaranty (“Guaranty”) and Negative Pledge (“Pledge”).

A copy of the Note, Security Agreement, Guaranty and Pledge are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

In connection with the Agreement, the Company paid Dutchess closing costs of $75,000.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
EX-10.1	Promissory Note between the Company and Dutchess, dated March 26, 2007
EX-10.2	Security between the Company and Dutchess dated March 26, 2007
Ex-10.3	Secured Continuing Unconditional Guaranty between TOV Energy-Servicing Company Esko Pivnich, Pari, Ltd and Dutchess, dated March 26, 2007
Ex-10.4	Negative Pledge between TOV Energy-Servicing Company Esko Pivnich, Pari, Ltd and Dutchess, dated March 26, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Energy Resources, Inc.

Date: March 28, 2007		/s/ Konstantin Tsiryulnikov
Konstantin Tsiryulnikov
	By:	Chief Executive Officer